Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

BLVD Holdings, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated February 22, 2013, with respect to the financial statements of BLVD Holdings, Inc., in its registration statement on Form S-1 Amendment No. 4 relating to the registration of 3,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

February 22, 2013